Exhibit 23(c)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
       ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1999, with respect to the GTE Mobilnet of South Texas Limited Partnership, included in ALLTEL Corporation's From 10-K/A for the year ended December 31, 1998 and to all references to our Firm included in this registration statement. Such GTE Mobilnet of South Texas Limited Partnership financial statements are not included separately in ALLTEL Corporation's Form 10-K/A.



                                                         /s/Arthur Andersen LLP
                                                         ARTHUR ANDERSEN LLP


Atlanta, Georgia
April 16, 1999